                                                                    Exhibit 33.1

                            MANAGEMENT'S ASSERTION ON

                     COMPLIANCE WITH REGULATION AB CRITERIA

     American Honda Finance Corporation (the "Asserting Party") is responsible for assessing compliance as of March 31, 2006 and for the period from March 28,
2006 (date of issuance of the Honda Auto Receivables 2006-1 Owner Trust) through
March 31, 2006 (the "Reporting Period") with the servicing criteria set forth in
Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR"),
except for the criteria set forth in Sections 229.1122(d)(1)(iii)-(iv),
229.1122(d)(2)(vi), 229.1122(d)(4)(ix)-(xi), 229.1122(d)(4)(xiii) and
229.1122(d)(4)(xv) in the CFR, which the Asserting Party has concluded are not applicable to the servicing of the Honda Auto Receivables 2006-1 Owner Trust asset-backed securitization transaction backed by auto receivables and serviced by the Asserting Party (the "Applicable Servicing Criteria"). The sole asset-backed securitization transaction covered by this report was the Honda
Auto Receivables 2006-1 Owner Trust.

     The Asserting Party has assessed its compliance with the Applicable
Servicing Criteria for the Reporting Period and has identified two material instances of noncompliance with servicing criteria set forth in Sections
229.1122(d)(1)(i) and 229.1122(d)(1)(ii), respectively, of the CFR.
Specifically, as of and for the four-day period ended March 31, 2006, the
Asserting Party had not instituted policies and procedures to monitor any performance or other triggers and events of defaults in accordance with the transaction agreements or to monitor third party performance and compliance with servicing activities. The Asserting Party has furthermore concluded that, with the exception of the aforementioned material instance of noncompliance, the
Asserting Party has complied, in all material respects, with the Applicable
Servicing Criteria for the Honda Auto Receivables 2006-1 Owner Trust
asset-backed securitization transaction backed by auto receivables serviced by the Asserting Party.

     KPMG LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing
Criteria for the Reporting Period as set forth in this assertion.

American Honda Finance Corporation

/s/ Paul C. Honda
------------------------------------------
Paul C. Honda
Assistant Vice President,
Assistant Secretary and Compliance Officer

Date:  June 26, 2006

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